UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2018

MANNING & NAPIER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35355	45-2609100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

290 Woodcliff Drive, Fairport, New York 14450

(Address of principal executive offices and zip code)

(585) 325-6880

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2018, the Compensation Committee of Manning & Napier, Inc. (the “Company”) approved the Manning & Napier 2018 Long-Term Incentive Plan (the “2018 LTIP”) under which the Company may grant to employees awards in the form of investments in the Manning & Napier mutual funds. In addition, the Compensation Committee approved an award equal to 41,071 restricted stock units (“RSUs”) to Paul J. Battaglia, the Company’s Chief Financial Officer. Mr. Battaglia, like all employees of the Company receiving such awards, will have the ability to choose whether to take the award in the form of (i) RSUs under the Company’s 2011 Equity Compensation Plan, (ii) an equivalent value to be invested in the Manning & Napier mutual funds under the 2018 LTIP, or (iii) a combination of (i) and (ii). Mr. Battaglia will make such binding election on November 26, 2018, and the value of any portion to be invested in the mutual funds will be based on the price of the Company’s stock at market close on November 27, 2018.

Either form of award will vest one-third each year over a period of three years from the date of grant, which will be December 3, 2018. Copies of the LTIP, form of award agreement under the LTIP and form of RSU award agreement will be filed as exhibits to our Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Manning & Napier, Inc.

Date: November 14, 2018	By:	/s/ Sarah C. Turner
	Name:	Sarah C. Turner
	Title:	Corporate Secretary